Exhibit 99.1

Date: August 4, 2015	CorVel Corporation
2010 Main Street
Suite 600
Irvine, CA 92614

FOR IMMEDIATE RELEASE	Contact: Heather H. Burnham
Phone: 949-851-1473
http://www.corvel.com

CorVel Announces Revenues and Earnings

IRVINE, California, August 4, 2015 — CorVel Corporation (NASDAQ: CRVL) announced the results for the quarter ended June 30, 2015. Revenues for the quarter ended June 30, 2015 were $127 million and were $124 million in the same quarter of the prior year. Earnings per share for the quarter ended June 30, 2015 were $0.34 and were $0.39 for the same quarter of the prior year.

Revenue growth for the quarter was driven by an increase in the Company’s claims management services. Additionally, revenues from the Company’s facility claim review service in the health market continued to grow as payors face increasing pressure to help contain inflating medical costs. The market continues to react to the Affordable Care Act, with continued focus on cost reduction which has increased interest in CorVel’s claim review services.

Recent advances in computing and data storage technology provide the capability to achieve improved outcomes in disability management. During the quarter the Company reached a milestone in the development of its proprietary claims management system CareMC. Complete integration of the various components of managed care and claims handling within a single platform has been the Company’s long-term goal. Such systems pave the way for the expansion of CorVel’s “eco-system” that connects employers, healthcare professionals, payors, claims professionals and patients.

About CorVel

CorVel Corporation is a national provider of innovative workers’ compensation, auto, liability and health solutions for employers, third party administrators, insurance companies, and government agencies seeking to control costs and promote positive outcomes. We apply technology, intelligence, and a human touch throughout the risk management process so our clients can intervene early and often while being connected to the critical intelligence they need to proactively manage risk. With a robust technology platform at its core, our connected solution is delivered by a national team of associates who are committed to helping clients design and administer programs that meet their organization’s performance goals.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company, management’s beliefs, and certain assumptions made by the Company, and events beyond the Company’s control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to the Company’s results of operations, including product investment strategies, bill review and claims management services. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, factors described in this press release and the Company’s filings with the Securities and Exchange Commission, including but not limited to “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2015 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, September 30, 2014 and December 31, 2014. The forward-looking statements in this press release speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

CorVel Corporation

Quarterly Results - Income Statement

Quarters Ended June 30, 2015 (unaudited)

Quarter Ended	June 30, 2014	June 30, 2015
Revenues	124,364,000	126,939,000
Cost of revenues	96,664,000	100,756,000

Gross profit	27,700,000	26,183,000

General and administrative	14,205,000	14,962,000

Income from operations	13,495,000	11,221,000

Income tax expense	5,196,000	4,321,000

Net income	8,299,000	6,900,000

Earnings Per Share:
Basic	$0.40	$0.34
Diluted	$0.39	$0.34
Weighted Shares
Basic	20,935,000	20,149,000
Diluted	21,210,000	20,335,000

CorVel Corporation

Quarterly Results - Condensed Balance Sheet

March 31, 2015 (audited) and June 30, 2015 (unaudited)

	March 31, 2015	June 30, 2015
Cash	25,516,000	27,102,000
Customer deposits	17,319,000	18,807,000
Accounts receivable, net	57,537,000	56,910,000
Prepaid expenses and taxes	11,675,000	6,683,000
Deferred income taxes	7,181,000	7,390,000
Property, net	56,299,000	56,187,000
Goodwill and other assets	43,227,000	43,543,000

Total	218,754,000	216,622,000

Accounts and taxes payable	15,770,000	17,350,000
Accrued liabilities	58,318,000	55,332,000
Deferred tax liability	16,743,000	16,743,000
Paid in capital	123,443,000	124,893,000
Treasury stock	-360,278,000	-369,354,000
Retained earnings	364,758,000	371,658,000

Total	218,754,000	216,622,000